Exhibit 99.1

FOR IMMEDIATE RELEASE

Sachem Capital Corp. Announces Sale of an Additional $5.25 Million
of 8.00% Notes Due 2027

Branford, Connecticut, August 29, 2022 -- Sachem Capital Corp. (NYSE American: SACH) has sold an additional $5.25 million original principal amount of its 8.00% unsecured, unsubordinated notes due 2027 (“Notes”) pursuant to the exercise of the underwriters’ over-allotment option in full, bringing the gross proceeds of the offering of the Notes to $40.25 million and the net proceeds to approximately $38.8 million after payment of underwriting discounts and commissions and estimated offering expenses payable by the company.

The Notes trade under the trading symbol “SCCG.”

The Notes were offered pursuant to a Prospectus Supplement, dated August 17, 2022, and the accompanying base prospectus, dated February 25, 2022. Ladenburg Thalmann & Co. Inc., InspereX LLC, William Blair & Company, LLC and Janney Montgomery Scott LLC, acted as joint book-running managers for the offering.

About Sachem Capital Corp.

Sachem Capital Corp. specializes in originating, underwriting, funding, servicing, and managing a portfolio of first mortgage loans. It offers short-term (i.e., three years or less) secured, non-banking loans (sometimes referred to as “hard money” loans) to real estate investors to fund their acquisition, renovation, development, rehabilitation or improvement of properties located primarily in Connecticut. The company does not lend to owner occupants. The company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the company’s loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Each loan is secured by a first mortgage lien on real estate. Each loan is also personally guaranteed by the principal(s) of the borrower, which guaranty may be collaterally secured by a pledge of the guarantor’s interest in the borrower. The company also makes opportunistic real estate purchases apart from its lending activities. The company believes that it qualifies as a real estate investment trust (REIT) for federal income tax purposes and has elected to be taxed as a REIT beginning with its 2017 tax year.

Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward- looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in our Annual Report on Form 10-K for 2021 filed with the U.S. Securities and Exchange Commission on March 31, 2022. Because of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We disclaim any duty to update any of these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

Investor & Media Contact:

Crescendo Communications, LLC

Email: sach@crescendo-ir.com

Tel: (212) 671-1021